Exhibit 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                         ____________________________

                        Bank One, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                     36-0899825
                                                   (I.R.S. employer
                                                   identification number)

1 Bank One Plaza, Chicago, Illinois                60670-0430
(Address of principal executive offices)           (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0430
                        Chicago, Illinois   60670-0430
   Attn: Steven M. Wagner, Global Corporate Trust Services,  (312) 407-1819
           (Name, address and telephone number of agent for service)
                         _____________________________

                          Ingersoll Rand Financing I
              (Exact name of obligor as specified in its charter)

Delaware                                           13-5156640
(State or other jurisdiction of                    (I.R.S. employee
incorporation or organization)                     identification number)

200 Chestnut Ridge Road
Woodcliff Lake, New Jersey                         07677
(Address of principal executive offices)           (Zip Code)

                              Capital Securities
                  (Title of Indenture Securities) (Zip Code)

Item 1. General Information.  Furnish the following information as to the trustee:
                     (a)     Name   and   address   of   each   examining   or
                             supervising authority to which it is subject.

                     Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                     (b) Whether it is authorized to exercise corporate trust powers.

                     The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                 No such affiliation exists with the trustee.

Item 16.         List of exhibits.   List below all exhibits filed as a part
                 of this Statement of Eligibility.

                1. A copy of the articles of association of the trustee now in effect.
                2. A copy of the certificates of authority of the trustee to commence business.*
                3. A copy of the authorization of the trustee to exercise corporate trust powers.*
                4.  A copy of the existing by-laws of the trustee.
                5.  Not Applicable.
                6. The consent of the trustee required by Section 321(b) of the Act.
                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
                8.  Not Applicable.
                9.  Not Applicable.

             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 5th day of April, 2001.

                                   Bank One, National Association,
                                   Trustee
                                   By  /s/ Steven M. Wagner
                                   Steven M. Wagner
                                   First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT
                                                                 April 5, 2001

Securities and Exchange Commission
Washington, D.C.  20549
Gentlemen:

             In connection with the qualification of an Amended and Restated Trust Agreement of Ingersoll Rand Financing I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,


                              Bank One, National Association

                              By: /s/ Steven M. Wagner
                                      Steven M. Wagner
                                      First Vice President

                                  Exhibit 7


Legal Title of Bank: Bank One, NA    CallDate: 12/31/00 ST-BK:17-1630 FFIEC 031
Address              1 Bank One Plaza, Ste 0303                       Page RC-1
City, State Zip:     Chicago, IL  60670
FDIC Certificate No.:0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.
Schedule RC--Balance Sheet

                                                                            Dollar Amounts in thousands
  ASSETS                                                            RCFD          BIL MIL THOU        C400
                                                                    ----          ------------        ----

    1.    Cash    and    balances   due    from   depository        RCFD
          institutions (from Schedule RC-A):

      a.  Noninterest-bearing  balances  and   currency  and        0081           5,462,170           1.a
          coin<F1>
      b.  Interest-bearing balances<F2>                             0071           5,170,242           1.b
    2.    Securities:
      a.  Held-to-maturity  securities (from  Schedule  RC-B,       1754                   0           2.a
          column A)
      b.  Available-for-sale securities (from  Schedule RC-B,       1773           2,523,350           2.b
          column D)
    3.    Federal  funds  sold  and   securities  purchased         1350          16,069,589           3.
          under agreements to resell
    4.    Loans and lease financing receivables                     RCFD
      a.  Loans and  leases,  net of  unearned  income (from        2122          55,190,023           4.a
          Schedule RC-C)
      b.  LESS: Allowance for loan and lease losses                 3123           1,218,923           4.b
      c.  LESS: Allocated transfer risk reserve                     3128                   0           4.c
                                                                    RCF
      d.  Loans  and   leases,  net   of  unearned   income,        2125          53,971,100           4.d
          allowance, and reserve (item 4.a minus 4.b and 4.c)
    5.    Trading assets (from Schedule RD-D)                       3545           2,521,374           5.
    6.    Premises and fixed assets  (including capitalized         2145             567,098           6.
          leases)
    7.    Other real estate owned (from Schedule RC-M)              2150                 963           7.
    8.    Investments in unconsolidated
          subsidiaries and associated                               2130             409,736           8.
          companies (from Schedule RC-M)
    9.    Customers' liability to this  bank on acceptances         2155             340,763           9.
          outstanding
  10. Intangible assets (from Schedule RC-M)                        2143             202,851           10.
  11. Other assets (from Schedule RC-F)                             2160           3,989,302           11.
  12. Total assets (sum of items 1 through 11)                      2170         101,228,538           12.

<F1>Includes cash items in process of collection and unposted debits.
<F2>Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank One, NA  Call Date: 12/31/00 ST-BK: 17-1630 FFIEC 031
Address               1 Bank One Plaza, Ste 0303                      Page  RC-2
City, State Zip:      Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8


Schedule RC-Continued
                                                                                Dollar Amounts in
                                                                                    Thousands
                                                                                -----------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C       RCON
     from Schedule RC-E, part 1)  . . . . . . . . . . . . . .        2200
     (1) Noninterest-bearing(1)   . . . . . . . . . . . . . .        6631         11,338,557          13.a1
     (2) Interest-bearing   . . . . . . . . . . . . . . . . .        6636         15,184,301          13.a2
     b.   In foreign offices, Edge and Agreement subsidiaries,       RCFN         36,247,795          13.b
and                                                                   2200
         IBFs (from Schedule RC-E, part II)   . . . . . . . .
      (1)   . . . . . . . . . . . . . . . . . . . . . . . . .        6631            778,075          13.b1
Noninterest bearing . . . . . . . . . . . . . . . . . . . . .
      (2)   . . . . . . . . . . . . . . . . . . . . . . . . .        6636         35,469,720          13.b2
Interest-bearing  . . . . . . . . . . . . . . . . . . . . . .
14.  Federal funds purchased and securities sold under agreements
         to repurchase:   . . . . . . . . . . . . . . . . . .        RCFD 2800     2,276,371          14
15.  a.  Demand notes issued to the U.S. Treasury   . . . . .        RCON 2840       310,767          15.a
     b .    . . . . . . . . . . . . . . . . . . . . . . . . .        RCFD 3548     2,104,757          15.b
Trading Liabilities(from Schedule RC-D) . . . . . . . . . . .
16.  Other borrowed money:                                           RCFD
     a.  With original maturity of one year or less   . . . .        2332         18,245,377          16.a
     b.  With original  maturity of more than one year  . . .        A547          2,298,488          16.b
     c.     . . . . . . . . . . . . . . . . . . . . . . . . .        A548          1,845,898          16.c
With original maturity of more than three years   . . . . . .  .
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . .        3838                  0          23.
24.  Common stock   . . . . . . . . . . . . . . . . . . . . .        3230            200,858          24.
25.  Surplus (exclude all surplus related to preferred stock)
3839         3,861,173           25.
26.  a.  Undivided profits and capital reserves   . . . . . .        3632          1,703,180          26.a
     b.  Net unrealized holding gains (losses) on available-for-     8434          (  36,495)         26.b
         sale securities  . . . . . . . . . . . . . . . . . .
     c.  Accumulated net gains (losses) on cash flow hedges          4336                  0          26.c
27.  Cumulative foreign currency translation adjustments  . .        3284              1,573          27.
28.  Total equity capital (sum of items 23 through 27)  . . .        3210          5,730,289          28.
29.  Total liabilities, limited-life preferred stock, and equity     3300        101,228,538          29.
     capital (sum of items 21, 22, and 28)  . . . . . . . . .

Memorandum
To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996

      RCFD 6724  / N/A                              Number
                                                     M.I.

  1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
  2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
  3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
  4 = Directors' examinaiton of the bank performed by other external auditors (may be required by state chartering authority)
  5 = Review of the bank's financial statements by external auditors
  6 = Compilation of the bank's financial statements by external auditors 7 = Other audit procedures (excluding tax preparation work)
  8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





































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